Exhibit 23.1

Letterhead

CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114355) and Forms S-8 (Nos. 333-116359, 333-116363 and 333-116380) of CN Bancorp, Inc. of our report dated January 20, 2006 relating to the consolidated financial statements of CN Bancorp, Inc., which appears in the 2005 Annual Report, which is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ Beard Miller Company LLP

Baltimore, Maryland
February 24, 2006